SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                  June 7, 2006
                                  ------------
                Date of Report (Date of earliest event reported)



                        Factory Card & Party Outlet Corp.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                     333-21859                 36-3652087
------------------------------        --------------         -------------------
 (State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)               File Number)          Identification No.)

                   2727 Diehl Road, Naperville, Illinois 60563
                   -------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (630) 579-2000
                                ----------------
                         (Registrant's telephone number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.
           -------------

     The Amended and Restated Certificate of Incorporation, as amended, of Factory Card & Party Outlet Corp. (the "Company") imposes certain restrictions on the direct or indirect transferability of Common Stock of the Company, including that no person or groups of persons may acquire or accumulate five percent (5%) or more (as determined under tax law principles governing the application of Section 382 of the Internal Revenue Code of 1986, as amended) of the Common Stock of the Company. These restrictions do not apply to covered transfers if the transferor or the transferee obtains the prior written approval of the Board of Directors of the Company, which approval may be granted or denied in the Board of Directors' sole discretion.

     On June 7, 2006, the Company granted an exception to the foregoing restrictions to permit a stockholder, which currently beneficially owns approximately 250,000 shares, to acquire additional shares of Common Stock, prior to October 15, 2006; provided that such stockholder and its Affiliates (as defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended, the "Exchange Act"), is prohibited from becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than an aggregate of 350,000 shares of Common Stock of the Company.

                                    SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FACTORY CARD & PARTY OUTLET CORP.


                                           /s/ Gary W. Rada
                                           -------------------------------------
                                           Gary W. Rada
Dated: June 9, 2006                        President and Chief Executive Officer